                                                               Exhibit 99(h)(14)

                  AMENDMENT TO THE TRANSFER AGENCY AGREEMENT[S]

THIS AMENDMENT, dated as of June 11, 2002 is made to the Transfer Agency and Registrar Agreement[s] (the "Agreements") between each of the Funds executing this Amendment and listed on Exhibit A of this Amendment attached hereto and incorporated herein (each, a "Fund," and collectively, the "Funds") and PFPC INC. (the "PFPC").

                                   WITNESSETH

     WHEREAS, PFPC has developed a record-keeping service link ("DCXchange(R)") between investment companies and benefit plan consultants (the "Recordkeepers") that administer employee benefit plans under Section 401(k) of the Internal Revenue Code (the "Plans");

     WHEREAS, PFPC has entered into agreements with various Recordkeepers relating to the recordkeeping and related services performed on behalf of such Plans in connection with daily valuation and processing of orders for investment and reinvestment of assets of the Plans in various investment options available to the participants under such Plans (the "Participants");

     WHEREAS, the Funds desire to participate in the DCXchange(R) Program and retain PFPC to perform such services with respect to Class A shares of the Funds ("Shares") held by or on behalf of the Participants as further described herein and PFPC is willing and able to furnish such services on the terms and conditions hereinafter set forth;

     WHEREAS, PFPC has previously entered into an Amendment to the Transfer Agency Agreement dated as of January 2, 1997 (the "1997 Amendment") with The Munder Funds, Inc. relating to participation in the DCXchange(R) Program;

     WHEREAS, the Funds and PFPC desire to clarify and amend the terms of this arrangement by executing this Amendment to supersede the 1997 Amendment;

     NOW THEREFORE, the Funds and PFPC agree that as of the date first referenced above, the Agreements shall be amended as follows:

1. PFPC agrees to perform recordkeeping and related services for the benefit of the Plan Participants that maintain shares of the Funds through Plans administered by certain Recordkeepers. PFPC shall subcontract with Recordkeepers to link PFPC recordkeeping system with the Recordkeepers, in order for the Recordkeepers to maintain Fund shares positions for each Participant. Fund positions of the Participants shall constitute open accounts for which the Funds shall pay to PFPC the annual fee specified in the schedule of fees attached hereto as Schedule A.

2. The parties agree that the services performed under this Amendment are shareholder administrative services and/or sub-transfer agency services and are not investment advisory or distribution-related services.

3. This Amendment may be amended, modified, superseded, canceled, renewed or extended only in accordance with the terms of Agreement[s]; except that the Funds may amend the list of Funds included on Exhibit A to add new Funds by written notice to PFPC.

4. In connection with the DCXchange(R)Program, the Funds agree to the provisions set forth in Exhibit B hereto.

5. This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modified or is otherwise inconsistent with any provision of the Agreements and related amendments, this Amendment shall control, but the Agreements and all related documents shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PFPC INC.

By: /s/ Elizabeth T. Holtsbery
    --------------------------

Name: Elizabeth T. Holtsbery
      ----------------------

Title: Director
       --------


THE MUNDER FUNDS, INC.
THE MUNDER FUNDS TRUST
THE MUNDER FRAMLINGTON FUNDS TRUST

By: /s/ Melanie Mayo West
    ---------------------

Name: Melanie Mayo West
      -----------------

Title: Assistant Secretary
       -------------------

                                                            Dated: June 11, 2002

                                    EXHIBIT A
                                       To
                   Amendment to the Transfer Agency Agreement
                              dated January 2, 1997


                                                                                                  Trading
Fund Name                                                   Cusip               Symbol          Cutoff Time
                                                                                               (Eastern Time)
Equity Funds
Bio(Tech)/2/ Fund                                           626125868           MBTAX*           4:00 P.M.
Digital Economy Fund**                                      626125306           MDEAX*           4:00 P.M.
Framlington Emerging Markets Fund                           626120406           MFEAX            4:00 P.M.
Framlington Global Financial Services Fund**                626120810           MGFAX*           4:00 P.M.
Framlington Healthcare Fund                                 626120703           MFHAX            4:00 P.M.
Framlington International Growth Fund                       626120109           MFGAX            4:00 P.M.
Future Technology Fund                                      626124184           MTFAX            4:00 P.M.
Index 500 Fund                                              626129761           MUXAX            4:00 P.M.
International Equity Fund                                   626129738           MUIAX            4:00 P.M.
International NetNet Fund**                                 626124176           MNIAX            4:00 P.M.
Large-Cap Growth Fund
  (formerly Focus Growth Fund)                              626124523           MFOAX*           4:00 P.M.
Large-Cap Value Fund
  (formerly Equity Income Fund)                             626129688           MUGAX            4:00 P.M.
Micro-Cap Equity Fund                                       626124572           MMEAX            4:00 P.M.
MidCap Select Fund
 (formerly Growth Opportunities Fund)                       626124283           MGOAX*           4:00 P.M.
Multi-Season Growth Fund                                    626124200           MUSAX            4:00 P.M.
NetNet Fund                                                 626124648           MNNAX            4:00 P.M.
Power Plus Fund                                             626125819           MPFAX            4:00 P.M.
Real Estate Equity Investment Fund                          626124887           MURAX            4:00 P.M.
Small Company Growth Fund                                   626129811           MULAX            4:00 P.M.
Small-Cap Value Fund                                        626124630           MNVAX            4:00 P.M.

Balanced Funds
Balanced Fund                                               626129647           MUBAX            4:00 P.M.
Fund of Funds                                               626124341           MACAX            4:00 P.M.

Fixed Income Funds
Bond Fund                                                   626129423           MUCAX            4:00 P.M.
Intermediate Bond Fund                                      626129555           MUMAX            4:00 P.M.
International Bond Fund                                     626124671           MIBAX            4:00 P.M.
U.S. Government Income Fund                                 626129514           MUUAX            4:00 P.M.

Money Market Funds
Cash Investment Fund                                        626129308           MIAXX            4:00 P.M.
Money Market Fund                                           626124507           MNAXX            4:00 P.M.
U.S. Treasury Money Market Fund                             626129886           MUAXX            4:00 P.M.

*Denotes proposed symbol; no official symbol yet
**The Boards of Directors/Trustees of The Munder Funds have approved a merger of the Digital Economy Fund into the Large-Cap Growth Fund, a merger of the Framlington Global Financial Services Fund into the Large-Cap Value Fund and a merger of the International NetNet Fund into the NetNet Fund, subject to shareholder approval. The shareholder meeting scheduled for April 2, 2002 has been adjourned to May 1, 2002.

                                    Exhibit B
                                  DCXchange(R)
                                   Procedures

1. Provided that the shareholder of record for Shares of the Funds beneficially owned by Participants in a Plan is an omnibus account (an "Account") titled in the name of the Plan, the Plan sponsor or PFPC, the Funds agree to waive all minimum and maximum investment requirements, as well as all contingent deferred sales charges (CDSCs) (except in the case of full Account liquidations) for all Funds listed in Exhibit A to the Agreement.

2. During the term of this Amendment, the Funds agree to waive the initial sales charge on all purchases of Shares made by Participants through an Account.

3. In the event that a Plan with investments in a class of shares of the Funds other than Class A shares desires to participate in the DCXchange program, the Plan must convert to Class A shares. Each conversion to Class A shares must be accomplished via a full liquidation of existing shares, subject to any applicable CDSCs, and subsequent purchase of Class A shares and must be coordinated through PFPC.

4. The Funds agree to transmit NAVs and accruals to PFPC via the National Securities Clearing Corporation (NSCC) Price Profile.

5. During the term of this Amendment, the Funds grant to PFPC a license to use the name "The Munder Funds" or the name of any individual Fund in any listings of DCXchange participating funds/clients in PFPC marketing materials.

6. PFPC and its agents are authorized to accept orders to purchase or sell Shares of the Funds on behalf of Plans and/or Participants in connection with the services to be provided pursuant to this Amendment. With respect to trade instructions from Plans and/or Participants received in good order and accepted by PFPC or its agents prior to the close of regular trading on the New York Stock Exchange (the "Close of Trading") on any given "Business Day" (i.e., any day in which the Funds are open for business), PFPC agrees to use reasonable efforts to transmit such trade instructions to the Funds by 5:00 a.m. Eastern time on the following Business Day in order to be executed by the Funds at the net asset value determined as of the Close of Trading on the Business Day the order was placed by the Plan or Participant. The Funds will, however, accept transmission of trade instructions after 5:00 a.m. but before 10:00 a.m. on a Business Day to be executed at the net asset value determined as of the Close of Trading on the previous Business Day.

7. Payments for net purchase and net redemption orders shall be made by wire transfer by PFPC or the applicable Plan's trust (for net purchases) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. (The day on which a trade instruction is executed by the Funds is referred to as the "Effective Trade Date").

8. In order to perform periodic reconciliations of Account Fund holdings, PFPC or its agent may request from the Funds and the Funds will provide confirmation of all trade activity on a daily basis and share positions for all Accounts on any day after activity has been posted to the Account, but no less than two times per month.

                                                            Dated: June 11, 2002

                                   SCHEDULE A
                                       To
                  Amendment to the Transfer Agency Agreement[s]
                              dated January 2, 1997

                                      FEES

     The Funds agree to pay or cause to be paid to PFPC an annual fee of $15 per Plan Participant sub-account ("Account") maintained by PFPC and invested in Class A shares of the Funds listed on Exhibit A, provided, however, effective 90 days from the execution date of this Amendment, the annual fee for Accounts invested in the Index 500 Fund shall be $5 per Account; and there shall be no annual fee payable for Accounts invested in the Money Market Funds. No fee shall be payable with respect to any Account which is not actively funded during the period.

     The Funds agree to pay or cause to be paid all fees within thirty (30) days following the receipt of a notice from PFPC that is accompanied by a statement showing the calculation of the fee. Notwithstanding the foregoing, the Funds may request back-up documentation that supports the fee calculation within fifteen
(15) days after receipt of the billing notice. The Funds' review of the back-up documentation shall not exceed fifteen (15) business days.